UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015 (May 14, 2015)

SABINE OIL & GAS CORPORATION

(Formerly Forest Oil Corporation)

(Exact name of registrant as specified in its charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 1600
Houston, Texas 77002

(Address of principal executive offices, including zip code)

(832) 242-9600

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2015, upon recommendation from the nominating and governance committee of the board of directors (the “Board”) of Sabine Oil & Gas Corporation (the “Company”), the Board appointed Jonathan F. Foster to the Board as an independent director. Mr. Foster is a Class III director of the Company, and has also been nominated to stand for re-election at the 2015 annual meeting of shareholders.

Mr. Foster, age 54, is a Managing Director of Current Capital LLC, a private equity investing and management services firm. Previously, from 2007 until 2008, Mr. Foster served as Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm, where he led the industrial and services group. From 2001 until 2002, he served as a Senior Managing Director of Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of ToysRUs.com, Inc. Previously, Mr. Foster was also with Lazard for over ten years in various positions, including as a Managing Director. Mr. Foster currently serves as a director of Masonite International Corporation (NYSE: DOOR), Lear Corporation (NYSE: LEA), Chemtura Corporation (NYSE: CHMT) and Berry Plastics Group, Inc. (NYSE: BERY).

In connection with his appointment to the Board, Mr. Foster entered into an indemnification agreement with the Company, substantially similar to those entered into by other Board members, a form of which was filed with the Securities and Exchange Commission as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Mr. Foster will receive $175,000 per year for his service on the Board, which shall be paid in one lump sum in advance, plus reimbursement of out-of-pocket expenses. In connection with his appointment, Mr. Foster was also appointed to serve on a newly-formed investigation committee.  Mr. Foster will receive $70,000 per year for his service on the investigation committee, which shall be paid in one lump sum in advance, plus reimbursement of out-of-pocket expenses. The investigation committee is expected to conduct and oversee an investigation related to certain potential claims and causes of action that the Company and/or certain of its stakeholders may possess.

There are no family relationships between Mr. Foster and any officer or other director of the Company or any related party transactions involving Mr. Foster that would be required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Foster and any other person pursuant to which he was selected as a director.

ITEM 7.01.       Regulation FD Disclosure.

On May 14, 2015, the Company received notice that Delaware Trust Company has been appointed as successor trustee under the Company’s indenture dated as of September 17, 2012 governing its 7.5% senior notes due 2020 originally issued by Forest Oil Corporation.

Additionally, effective May 14, 2015, Wilmington Trust, National Association has been appointed as successor administrative agent of the Company’s $700 million second lien term loan agreement dated as of December 14, 2012.

The information included in this Current Report on Form 8-K under Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2015	SABINE OIL & GAS CORPORATION

	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Senior Vice President, Land & Legal,
General Counsel, Chief Compliance Officer and Secretary